Exhibit 99.2

May 9, 2013 Investor Teleconference Q1 2013 Results © 2013 Broadwind Energy, Inc. All Rights Reserved.

Industry Data Disclaimer and Forward-Looking Statements Broadwind obtained the industry and market data used throughout this presentation from our own research, internal surveys and studies conducted by third parties, independent industry associations or general publications and other publicly available information. Independent industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. Forecasts are particularly likely to be inaccurate, especially over long periods of time. We are not aware of any misstatements in the industry data we have presented herein, but estimates involve risks and uncertainties and are subject to change based on various factors beyond our control. This presentation includes various forward-looking statements related to future, not past, events. Statements in this presentation that are not historical are forward-looking statements. These statements are based on current expectations and we undertake no obligation to update these statements to reflect events or circumstances occurring after this presentation. Such statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated. Such risks and uncertainties include, but are not limited to: expectations regarding our business, end-markets, relationships with customers and management’s ability to diversify our customer base; the impact of competition and economic volatility on many of the industries in which we compete; our ability to realize revenue from customer orders and backlog; the impact of regulation on end-markets, including the wind energy industry in particular; the sufficiency of our liquidity and working capital; our restructuring plans and the associated cost savings; the ability to preserve and utilize our tax net operating loss carry-forwards; and other risks and uncertainties described in our filings with the Securities and Exchange Commission. This document contains non-GAAP financial information. We believes that certain non-GAAP financial measures may provide users of this financial information meaningful comparisons between current results and results in prior operating periods. We believe that these non-GAAP financial measures can provide additional meaningful reflection of underlying trends of the business because they provide a comparison of historical information that excludes certain infrequently occurring or non-operational items that impact the overall comparability. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Please see our earnings release dated as of May 9, 2013 for a reconciliation of certain non-GAAP measures presented in this presentation. 2

Q1 2013 Overview 3 Business Highlights Towers segment order intake of $81M – highest in > 3 years Adj. EBITDA of $1.3M exceeded management outlook Tower production ramp-up in Q1 2013 Strong Adj. EBITDA performance in Towers and Services ($2.0M+) offset by Gearing shortfall due to weaker mining and gas markets and production issues Sold idle Brandon tower facility for $12.3M in April repaid $3.5M mortgage Solid start to year – on track for profitability expansion Market Highlights Wind Energy PTC renewed in January, modified terms effectively last 2-3 years Strong tower outlook for 2013-2014 Oil & Gas Strong growth in oil sector Natural gas sector still weak even though pricing has improved $2.20 / MMBTU from 2012 low point Mining Indications of lower capital spending

Orders and Backlog Q1 Orders ($ in millions) Order Backlog 85% of Q1 2013 orders Tower related $48M in Tower orders after 3/31/13 – near capacity for 2013, solid start to 2014 Industrial Weldments orders of $2.3M in Q1 2013 Order cancellations of $3.8M (Gears) and $2.8M (Services) netted against new orders Q1 2013 ending backlog rose 37% to $169M from Q4 2012 87% of total 2013 estimated revenue is currently booked Backlog Recast Excluding Deliveries Beyond 6 Months Traditionally Reported Backlog Traditionally Reported Backlog 4

US Wind Market Forecast 5 PTC renewal expected to have a greater impact in 2014 due to the cycle time of getting projects ready to build Main drivers for wind energy demand: Natural gas pricing Electricity demand Regulatory support IRS definition of “Start of Construction” could support projects completed in 2015 and beyond Source: MAKE Consulting Low end of forecast range Upper end of forecast range Most likely outcome GWs Full realization of PTC benefit in 2014

Wind Turbine Technology 6 Turbine Technology Migration Towers ranging from 80 - 100 meters An additional 20 meters of tower height will increase annual energy production 4 - 5% per year Nacelle designs have been improved to reduce weight and lower tower costs Rotors in excess of 100 meters An additional 5 meters of rotor diameter will increase annual energy production by 6 - 8% Levelized cost of energy (COE) for current wind technology will range from $50-90 / MWHr with no emissions or water usage in the range of fossil fuels without subsidies Source: NREL

Natural Gas Market 7 ~ 69 bcf/d of natural gas production in the US today ~10-15 bcf/d of natural gas liquefaction terminals in the permitting process. Only one project (Sabine Pass) is in construction with commercial operation expected in 2015 Cycle-time from approval to operation is ~3-4 years 14-20% of production could be exported, providing a strong catalyst for higher NG pricing Natural Gas exports should boost prices benefiting wind Source: EIA

Transformation Progress Rationalization Improving Operation Efficiency Growing in New Markets Improving Financial Flexibility

Consolidated Financial Results 9 Q1 2013 sales down 16% from Q1 2013 – Towers down, Services up, as expected; Gearing soft Q1 2013 gross margin up 90bp from Q1 2012 - improved Towers throughput, Services execution, growth in Industrial Weldments sales Operating expense up $.5M due to restructuring Q1 2013 operating loss includes $1.1M restructuring expense Adj. EBITDA of $1.3M slightly better than outlook Per share loss of $.34 includes $.09 of restructuring costs 2013 2012 Revenue-$M 45.7 54.4 Gross Profit-$M 2.2 2.2 -% (ex. Restructuring) 5.7% 4.8% Operating Expense-$M 6.7 6.2 -% (ex. Restructuring) 13.3% 11.2% Operating Loss-$M (4.5) (3.9) Adj. EBITDA-$M 1.3 1.4 EPS Continuing- $ (0.34) (0.28) Q1

Gross Margin Trend Improving 10 Drivers of Q1 Improvement Sq. ft. reduction Improved productivity and mix – Towers Utilization of drivetrain service center Fabrication-only tower content Challenges Rising share of enclosed drives for gears Soft end markets – mining, natural gas Lower total tower production due to ramp-up Continued progress on pathway to profitability 9-11%

Towers and Weldments First Quarter 2013 11 Strategic Focus Section volume decreased 15%ramp up from slow year-end 2012 Revenue lower by $4.5M due to 7% fab-only towers vs. none in Q1 2012 Q1 2013 productivity increase from more uniform tower types Industrial Weldments revenue more than doubled to $3.9M from Q1 2012 Adjusted EBITDA margin improved Use Continuous Improvement tools to drive increased throughput and efficiency Expanding capacity in our current footprint Diversify by growing Industrial Weldments product line Revenue Mix 2013 2012 Sections-No. 284 335 Revenue-$M 30.0 35.2 Op Income-$M 2.0 1.0 Adj. EBITDA-$M 3.3 2.3 Adj. EBITDA Margin 11.1% 6.4% Q1 Q1 13 Q1 12 Fabrication-only towers 7% 0% Full-content towers 80% 95% Weldments 13% 5%

# Gearing

## First Quarter 2013

- Revenue affected by production delays related to product mix and by industrial end market softness
- Adj. EBITDA declined due to gross margin compression; partly offset by lower expenses
- Plant consolidation spending ~ 50% complete — large machine moves continuing

| | Q1 | |
|---|---|---|
| | 2013 | 2012 |
| Revenue-$M | 10.7 | 16.0 |
| Op Income-$M | (2.9) | (1.1) |
| Adj. EBITDA-$M | 0.1 | 1.8 |
| *Adj. EBITDA Margin* | *1.3%* | *11.4%* |

## Strategic Focus

- Streamline production flow and order-to-shipment activities
- Improve capacity utilization — plant consolidation underway
- Diversify industrial customers
- Manage strategic shift in product mix

**Diversifying Product Mix**


Q1 13
Enclosed Drives 20%
Loose Gearing 80%
Q1 12
Enclosed Drives 6%
Loose Gearing 94%

© 2013 Broadwind Energy, Inc. All Rights Reserved.

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# Services

## First Quarter 2013

- Revenue more than doubled from prior year – increased drivetrain service center projects, partly offset by lower blade maintenance and repair activity
- Adj. EBITDA remains ~ breakeven – higher productivity and improved cost management from prior year

| | Q1 2013 | Q1 2012 |
|---|---|---|
| Revenue-$M | 7.5 | 3.4 |
| Op Income-$M | (0.7) | (1.6) |
| Adj. EBITDA-$M | (0.0) | (0.9) |
| *Adj. EBITDA Margin* | *-0.5%* | *-27.2%* |

## Strategic Focus

- Diversify revenue base, particularly with industrial customers
- Further develop proprietary product offerings
- Launched DriveMAX and BladeMAX campaigns
- Continue drive toward profitability



Services – EBITDA Evolution
($ thousands)
200
0
-200
-400
-600
-800
-1000
-1200
4Q 2011
1Q 2012
2Q 2012
3Q 2012
4Q 2012
1Q 2013

© 2013 Broadwind Energy, Inc. All Rights Reserved.

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Restructuring Update - $M 14 Net cost of restructuring reduced 14% to $12.8M, reflecting higher than expected proceeds from sale of idle Brandon tower facility Restructuring program 62% complete Consolidation pace accelerating – by year end cash outlays should be 80% complete Still on track to generate $6.0M of savings 2011-12 Q1 2013 Total Incurred Total Projected % Incurred Capital Spending 2.6 0.6 3.2 5.9 54% Cash Expenses 1.8 0.9 2.7 5.3 51% Total Outlays 4.4 1.5 5.9 11.2 53% Gain on Sale of Brandon 0 0 0 -3.4 Non Cash Expenses 1.5 0.5 2.0 5.0 40% Total 5.9 2.0 7.9 12.8 62%

Operating Working Capital 15 3/31/13 operating working capital increased $1.9M from prior quarter to $23.5M or 13% of revenue as inventory and trade receivables rose in support of tower orders Near-term reduction projected due to increased customer deposits

Debt and Liquidity 16 Net debt at ~$14M – LOC balance rose to $6M to support tower demand Net debt balance includes $3M, which is either forgivable economic development grants or New Markets Tax Credit financing Subsequent to Q1 end – eliminated Brandon mortgage liability with proceeds of sale Line of credit sufficient to support 2014 growth – low usage projected in 2013 March 31, 2013 $M AloStar line of credit 6.2 Long-term debt 0.1 Brandon mortgage 3.6 Capital leases 2.3 Subtotal: debt ex. grants 12.2 Grants/tax credits 3.0 Total Debt 15.2 Less: Cash and related assets (0.9) Net Debt 14.3 Memo: Available line of credit 13.8

2013 Financial Outlook 17 Towers: Greater revenue visibility given improved supply/demand balance Level-loading, fewer tower types increasing throughput, efficiencies and margins Gearing: Revenue and end-market demand down ~ 5% from 2012, with some uncertainty in natural gas Margin stable – restructuring benefits not material until late 2013/2014 Services: Continued growth from drivetrain services, increased demand from industrial customers Further EBITDA progress FY 2010 FY 2011 FY 2012 2013 E Q2 2012 Q2 2013 Revenue-$M 137.0 186.0 210.7 215-225 56.3 54-56 Gross Profit-$M 1.9 7.2 6.8 1.7 -% (ex. Restructuring) 1.4% 3.9% 4.0% 3.7% Operating Expense-$M 30.4 27.6 24.1 5.8 -% (ex. Restructuring) 22.2% 14.6% 11.1% 10.2% Impairment Exp. -$M 40.8 Operating Income-$M (69.2) (20.4) (17.3) (4.2) Adj. EBITDA-$M (9.2) (2.1) 5.5 9-12 1.1 > $2 EPS (8.01) (1.89) (1.27) (.30-.50) (0.30) .01 - .03

Other Updates Tontine settlement – all Board rights relinquished NOL Shareholder Rights Plan approved at Annual Shareholders’ Meeting 18

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